                                                                     EXHIBIT 4.5


                    COMMON STOCK WARRANT PURCHASE AGREEMENT


     This COMMON  STOCK WARRANT PURCHASE  AGREEMENT (the "Agreement") is made
                                                          ---------
and entered into as of this 29th day of July, 1998 by and between HESKA CORPORATION, a Delaware corporation ("Company"), and RALSTON PURINA COMPANY, a
                                      -------
Missouri corporation ("Purchaser").
                       ---------

                                   RECITALS

     WHEREAS,  Company and Purchaser have entered into a Collaboration and
License   Agreement of even date herewith (the "Collaboration Agreement");
                                                -----------------------

     WHEREAS, in addition to the Collaboration Agreement, Purchaser desires to acquire from Company, and Company has agreed to issue to Purchaser, warrants to purchase shares of Company's common stock, par value $.001 per share, on the terms and subject to the conditions set forth herein; and

     WHEREAS, in addition to the transactions contemplated hereby, Purchaser and Company are entering into a Common Stock Purchase Agreement (the "Stock Purchase
                                                                  --------------
Agreement") of even date, pursuant to which Purchaser will acquire from Company,
---------
and Company will issue and sell to Purchaser, shares of Company Common Stock (the "Purchased Shares"), on the terms and subject to the conditions set forth
      ----------------
in the Stock Purchase Agreement;


     1. DEFINITIONS. Unless the context otherwise requires, the following terms shall have the meanings specified for all purposes of this Agreement:

          "Agreement" shall mean this Agreement.
           ---------

          "Amendment" shall have the meaning ascribed to it in section 3.2
           ---------
hereof.

          "Applicable Law" shall mean all applicable provisions of all (i)
           --------------
constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Authority, (ii) Governmental Approvals, (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority and (iv) the rules and regulations of any stock exchange or self regulatory organization governing the market or markets where Company's or Purchaser's securities are actively traded.

          "Business Day" shall mean a day other than a Saturday, Sunday or
           ------------
other day on which commercial banks in the State of New York are authorized or required to close.

     "Certificate of Incorporation" shall mean Company's restated certificate of
      ----------------------------
incorporation, as filed with the Secretary of State of the State of Delaware, in effect on the date of this Agreement and as the same may be amended from time to time after the date hereof.

     "Closing" shall have the meaning assigned to it in Section 4.
      -------

     "Closing Date" shall have the meaning assigned to it in Section 4.
      ------------

     "Company" shall have the meaning ascribed to it  in the preamble of this
      -------
Agreement.

     "Company Common Stock" shall mean the common stock of Company, $.001 par
      --------------------
value per share, as described in the Certificate of Incorporation.

     "Collaboration Agreement" shall have the meaning ascribed to it in the
      -----------------------
recitals to this Agreement.

     "Commission" shall mean the Securities and Exchange Commission.
      ----------

     "Consent" shall mean any consent, approval, authorization, waiver, permit,
      -------
grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

     "Effective Date"  with respect to the Collaboration Agreement,  shall have
      --------------
the meaning ascribed to such term in the Collaboration Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
and the rules and regulations of the Commission promulgated thereunder as in effect from time to time.

     "Governmental Approval" shall mean any Consent of, with or from any
      ---------------------
Governmental Authority.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including without limitation any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction.

     "HSR Act" shall mean  the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended, and all rules and regulations promulgated thereunder.

     "Holder" of any security shall mean the permitted record or beneficial
      ------
owner of such security.

     "Investors' Rights Agreement" shall have the meaning ascribed to it in
      ---------------------------
section 3.2 hereof.

     "Material Adverse Effect" shall mean, with regard to any party,  any event,
      -----------------------
occurrence, fact, condition, change or effect that individually or in the aggregate with similar events, occurrences, facts, conditions, changes or effects will or can reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations or financial or other condition of such party and its subsidiaries, if any, taken as a whole, or cause a material limitation on the ability of such party to perform its obligations under this Agreement.

     "Person" shall mean any natural person, firm, partnership, association,
      ------
corporation, company, limited liability company, limited partnership, trust, business trust, Governmental Authority, unincorporated entity or other entity.

     "Purchaser"  shall  have the meaning ascribed to it  in the preamble of
      ---------
this Agreement.

     "SEC Documents" shall have the meaning ascribed in Section 7.6.
      -------------

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the Commission promulgated thereunder as in effect from time to time.

     "Warrant" shall have the meaning assigned to it in Section 2.
      -------

     "Warrant Purchase Price" shall mean: (i) for the period of time commencing
      ----------------------
on the Date of Issuance of the Warrant, as defined therein, and ending on and including the last day of the first anniversary of such date (the "Initial
                                                                   -------
Exercise Period"), an amount equal to $12.87 per Warrant Share; (ii) for the
---------------
period of time commencing on the first day following the expiration of the Initial Exercise Period and ending on and including the last day of the second anniversary of the Date of Issuance of the Warrant (the "Second Exercise
                                                          ---------------
Period"), an amount equal to $14.16 per Warrant Share; and (iii) for the period of time commencing on the first day following the expiration of the Second Exercise Period and ending on and including the last day of the Exercise Period (as defined in the Warrant), an amount equal to $15.57 per Warrant Share; subject in each case to adjustment as provided in the Warrant.

     "Warrant Shares" shall mean the shares of Company  Common Stock into which
      --------------
the Warrant is at any time exercisable, as set forth in Section 2 hereof.

     2. AUTHORIZATION OF WARRANT AND WARRANT SHARES. Company has authorized the issuance of (i) a stock purchase warrant in the form of Annex A hereto (the
                                                            -------
"Warrant"), entitling the holder of the Warrant to purchase up to One Million
 -------
One Hundred Sixty Five Thousand Five

Hundred Ninety Two (1,165,592) shares of Company Common Stock at the Warrant Purchase Price and on the terms and conditions set forth in the Warrant (the "Warrant Shares") and (ii) the Warrant Shares, upon exercise of the Warrant.
 --------------

     3.   SALE AND PURCHASE OF WARRANT; REGISTRATION OF WARRANT SHARES.

          3.1 SALE AND PURCHASE OF WARRANT. Upon the terms and subject to the conditions herein contained, at the Closing on the Closing Date, (i) Company agrees to issue to Purchaser the Warrant and (ii) Purchaser agrees to pay Company, as the purchase price for the Warrant, the aggregate sum of Two Hundred and Fifty Thousand Dollars ($250,000), payable by wire transfer to the account of Company designated by Company.

          3.2 "PIGGYBACK" REGISTRATION OF WARRANT SHARES. Within thirty (30) days after the Closing, Company will use its best efforts to cause its existing First Amended Investors' Rights Agreement, as amended (the "Investors' Rights
                                                            -----------------
Agreement") (a true and correct copy of which has been provided to Purchaser),
---------
to be further amended to provide "piggyback" registration rights to Purchaser with respect to the Warrant Shares, substantially in accordance with the terms of that certain Third Waiver and Amendment To First Amended Investors' Rights Agreement, a copy of which is annexed hereto as Annex B (the "Amendment"). In
                                                --------       ---------
the event Company is unable to obtain the requisite signatures of the existing parties to the Investors' Rights Agreement to approve the Amendment within such thirty (30) day period, Company and Purchaser shall enter into a mutually acceptable registration rights agreement providing for "piggyback" registration rights on terms consistent with the rights that would have been provided for under the currently operative provisions of the Investors' Rights Agreement, as amended by the Amendment, subject to the limitations, including without limitation the limitations on future registration rights, set forth in the Investors' Rights Agreement.

     4.   CLOSING.  Subject to the satisfaction of the conditions specified in
Section 5 hereof, the closing of the issuance to and acquisition by Purchaser of the Warrant (the "Closing") shall occur upon execution and delivery of this
                  -------
Agreement, or at such later time as Company and Purchaser mutually agree upon, but in no event sooner than the Effective Date of the Collaboration Agreement and the closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing Date"). At the Closing, Company shall deliver to Purchaser the
      ------- ----
duly executed Warrant in the form of Annex A, which Warrant shall be registered
                                     -------
in Purchaser's name as stated on Purchaser's signature page hereto, against delivery to Company of the purchase price therefor in accordance with Section 3 above.

     5.   CONDITIONS TO CLOSING.

          5. CONDITIONS TO PURCHASER'S OBLIGATIONS AT CLOSING. The obligation of Purchaser to purchase the Warrant on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which conditions may be waived by Purchaser:

               (A) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of Company contained in this Agreement (i) shall be true and correct at and as of the date hereof and (ii) shall be repeated and shall be true and correct on and as of the Closing Date (if later than the date hereof) with the same effect as though made on and as of the Closing Date. Company shall have duly performed and complied with all covenants and agreements and conditions required by this Agreement to be performed or complied with by Company prior to or on the Closing Date. Company shall have delivered to Purchaser a duly authorized, properly executed certificate or certificates of its President or other appropriate executive level officer, dated the Closing Date to the foregoing effect.

               (B) BOARD APPROVAL. Resolutions of the board of directors of Company, certified by the Secretary or Assistant Secretary of Company, as of the Closing Date, shall have been duly adopted and in full force and effect on such date authorizing the consummation of the transactions contemplated by this Agreement, and such certificate shall have been delivered to Purchaser.

               (C) INCUMBENCY. Certificates of the Secretary or an Assistant Secretary of Company, dated the Closing Date, as to the incumbency and signatures of the officers of Company executing this Agreement and other certificates or documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, shall have been delivered to Purchaser.

               (D) OTHER CLOSING CONDITIONS. Company shall have duly executed and delivered to Purchaser the Collaboration Agreement and the Stock Purchase Agreement and all conditions to Purchaser's obligation to consummate the transactions contemplated by the Collaboration Agreement and the Stock Purchase Agreement shall have been satisfied or waived.

               (E) PROCEEDINGS AND DOCUMENTS. All other corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

          5.2. CONDITIONS TO COMPANY'S OBLIGATIONS AT CLOSING. The obligation of Company to issue the Warrant on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions, any of which conditions may be waived by Company:

               (A) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of Purchaser contained in this Agreement (i) shall be true and correct at and as of the date hereof and (ii) shall be repeated and shall be true and correct on and as of the Closing Date (if later than the date hereof) with the same effect as though made on and as of the Closing Date. Purchaser shall have duly performed and complied with all covenants and agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date. Purchaser shall have delivered to Company a duly authorized, properly executed certificate or certificates of an appropriate executive level officer of Purchaser, dated the Closing Date, to the foregoing effect.

               (B) BOARD APPROVAL. To the extent required under Purchaser's articles of incorporation, bylaws, charters or resolutions of its board of directors or committees thereof, contractual commitments or otherwise, resolutions of the board of directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser, as of the Closing Date, shall have been duly adopted and in full force and effect on such date authorizing the consummation of the transactions contemplated by this Agreement, and such certificate shall have been delivered to Company.

               (C)  INCUMBENCY.   Certificates of the Secretary or an Assistant
Secretary of Purchaser, dated the Closing Date, as to the incumbency and signatures of the officers of Purchaser executing this Agreement and other certificates or documents to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, shall have been delivered to Company.

               (D) OTHER CLOSING CONDITIONS. Purchaser shall have duly executed and delivered to Company the Collaboration Agreement and the Stock Purchase Agreement and all conditions to Company's obligation to consummate the transactions contemplated by the Collaboration Agreement and the Stock Purchase Agreement shall have been satisfied or waived.

               (E) PROCEEDINGS AND DOCUMENTS. All other corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to Company and its counsel.

          5.3 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

               (A) HSR ACT NOTIFICATION. In respect of any necessary notifications of Purchaser and Company pursuant to the HSR Act, if applicable, the applicable waiting period and any extensions thereof shall have expired or been terminated.

               (B) NO INJUNCTION, ETC. Consummation of the transactions contemplated hereby or by the Collaboration Agreement shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including without limitation any order, injunction, decree, or judgment of any court or other Governmental Authority. No court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated hereby, and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

               (C) QUALIFICATION UNDER SECURITIES LAWS. All registrations, qualifications, permits and approvals, if any, required under the Securities Act and applicable state and foreign securities laws to be obtained prior to execution, delivery and performance of this Agreement, including the offer and sale of the Warrant, shall have been obtained.

          6. REPRESENTATIONS AND WARRANTIES BY COMPANY. Company represents and warrants to Purchaser as of the date hereof and as of the Closing Date that, except as set forth on a Schedule of Exceptions attached hereto:

               6.1 CORPORATE STATUS; AUTHORIZATION, ETC. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Company. Company has duly executed and delivered this Agreement. This Agreement is the valid and legally binding obligation of Company enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium, and similar laws affecting creditors' rights generally, and to the availability of equitable remedies (whether asserted at law or in equity).

               6.2 NO CONFLICTS, ETC. The execution, delivery, and performance by Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a violation of or under (i) the certificate of incorporation or bylaws of Company or (ii) any Applicable Law applicable to Company or any of its properties or assets except, in the case of clause (ii), for violations and defaults that, individually and in the aggregate, have not and will not have a Material Adverse Effect on Company.

               6.3 LITIGATION. There is no action, claim, suit, or proceeding pending, or to the best knowledge of Company, threatened, by or against or affecting Company in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

               6.4 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person acting on behalf of Company in such manner as to give rise to any valid claim against Purchaser for any brokerage or finder's commission, fee or similar compensation.

               6.5 CAPITAL STRUCTURE OF COMPANY. As of the date of this Agreement, the authorized capital stock of Company consists of 40,000,000 shares of Company Common Stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. At the close of business on June 30, 1998, 24,999,979 shares of Company Common Stock were issued and outstanding, no shares of Company's preferred stock were issued and outstanding and 4,112,820 shares of Company's Common Stock were reserved for issuance under Company's stock plans. The Warrant Shares are duly authorized and have been reserved for issuance upon exercise of the Warrant. All of the outstanding shares of Company Common Stock are, and the Warrant Shares, when issued against payment therefor and otherwise in accordance with this Agreement and the Warrant, will be, duly authorized, validly issued, fully paid and nonassessable. The Warrant, when issued pursuant to the terms of this Agreement, and the Warrant Shares, when issued against payment therefor and otherwise in accordance with this Agreement and the Warrant, will be free of any liens or encumbrances created by or as a result of action or inaction by Company, other than restrictions on transfer under federal and state securities laws as set forth herein, and as may be required by future changes in such laws. None of the Warrant Shares, when issued against payment therefor in accordance with this Agreement and the Warrant, will be subject to preemptive rights created by statute, Company's certificate of incorporation or bylaws or any agreement to which Company is a party or bound. There are no bonds, debentures, notes or other indebtedness of Company having general voting rights (or convertible into securities having such general voting rights( ("Voting Debt") issued and outstanding. Except as set forth above, in
          -----------
the SEC Documents, or in Schedule 3.5 to the Stock Purchase Agreement, which
                         ------------
schedule is incorporated herein by this reference as if fully set forth herein, as of the date hereof, and except for shares of Company Common Stock issued or issuable in an aggregate amount not to exceed 250,000 shares, (i), there are no shares of capital stock or other voting securities of Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions, or other rights, agreements, arrangements, or commitments of any character, (A) relating to the issued or unissued capital stock of Company, (B) obligating Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock or Voting Debt of, or other equity securities in, or securities convertible into or exchangeable for such shares or equity securities, in Company, or (C) obligating Company to grant, extend, or enter into any such option, option, warrant, call, subscription or other right, agreement, arrangement or commitment.

          6.6  SEC DOCUMENTS.   Since July 1, 1997, Company has timely made all
filings with the Commission it has been required to make under the Securities Act and under the Exchange Act (such filings being collectively referred to herein as, the "SEC Documents"). Each of the SEC Documents filed with the
                -------------
Commission complied with the applicable disclosure requirements of the Securities Act and Exchange Act in all material respects on the date of filing. None of the SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. For purposes of this Agreement, the term "SEC Documents" shall also mean and include all exhibits to such SEC Documents filed by Company with the Commission (and those exhibits filed previously with the Commission by Company and referenced or incorporated by reference in such SEC Documents), and all financial statements (including the notes thereto) of Company included in such SEC Documents or otherwise previously filed with the Commission by Company.

          6.7  NO UNTRUE STATEMENTS OR OMISSIONS.   No representation or
warranty contained in this Agreement or in any schedule hereto contains, to the knowledge of Company, any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

     7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Company as of the date hereof and as of the Closing Date, and hereby covenants, that:

          7.1 REPRESENTATIONS AND WARRANTIES AS TO INVESTMENT. With respect to its purchase of the Warrants and, upon exercise of the Warrant, the Warrant Shares, hereunder, Purchaser represents and warrants to Company that:

               (a) Purchaser understands that the neither the Warrant nor the Warrant Shares have been registered under the Securities Act or applicable state or federal securities laws on the grounds that such shares are being issued in a transaction exempt from the registration requirements of the Securities Act and such state or federal securities laws.

               (b) Purchaser is acquiring its interest in the Warrant and the Warrant Shares solely for its own account and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act or any applicable state or foreign securities laws.

               (c) By reason of its knowledge, sophistication and experience in business and financial matters and its financial condition, Purchaser is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares pursuant to the terms of this Agreement and the Warrant, is able to protect its own interest in connection with the transactions contemplated hereunder and is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

               (d) Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act.

               (e) Purchaser has had an opportunity to review all documents and other materials filed by Company with the Commission, including the SEC Documents, and has been given an opportunity to ask such questions of Company's officers concerning the terms and conditions of its acquisition of the Warrant and the Warrant Shares and Company's business, operations, financial condition, assets, liabilities and other relevant matters as it may have deemed necessary or desirable, in order to evaluate the merits and risks of the investment contemplated herein.

          7.2 CORPORATE STATUS; AUTHORIZATION, ETC. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Purchaser. Purchaser has duly executed and delivered this Agreement. This Agreement is the valid and legally binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting creditors' rights generally, and to the availability of equitable remedies (whether asserted at law or in equity).

          7.3 NO CONFLICTS, ETC. The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a violation of or under (i) the articles of incorporation or bylaws of Purchaser or (ii) any Applicable Law applicable to Purchaser or any of its properties or assets except, in the case of clause (ii), for violations and defaults that, individually and in the aggregate, have not and will not have a Material Adverse Effect on Purchaser.

          7.4 LITIGATION. There is no action, claim, suit, or proceeding pending, or to the best knowledge of Purchaser, threatened, by or against or affecting Purchaser in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

          7.5 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the participation of any Person, entity or association acting on behalf of Purchaser in such manner as to give rise to any valid claim against Company for any brokerage or finder's commission, fee or similar compensation.

     8.   COVENANTS.

          8.1 COVENANTS OF COMPANY. Company covenants and agrees that from the date hereof until the Closing Date (and thereafter with respect to any covenant or agreement extending beyond the Closing Date), except as otherwise expressly permitted or required by this Agreement or the Collaboration Agreement or except as otherwise consented to by Purchaser in its writing:

               (a) Company will use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

               (b) As promptly as practicable, Company will file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by it pursuant to Applicable Law in connection with this Agreement and the consummation of the other transactions contemplated hereby or the Collaboration Agreement, including without limitation all filings required under the HSR Act.

               (c) As promptly as practicable, Company will use all reasonable efforts to obtain, or cause to be obtained, all Consents (including, without limitation, all Governmental Approvals) necessary to be obtained by it in order to consummate the transactions contemplated hereby.

               (d) Company will coordinate and cooperate with Purchaser in exchanging such information and supplying such assistance as may be reasonably requested by Purchaser in connection with the filings and other actions contemplated by Section 8.2.

               (e) At all times prior to the Closing Date, Company will promptly notify Purchaser in writing of any fact, condition, event or occurrence known to Company in the exercise of reasonable business prudence that will or may result in the failure of any of the conditions contained in Sections 5.1 and
5.3 to be satisfied, promptly upon becoming aware of the same.

               (f) Except as otherwise required by Applicable Law , Company shall not issue any news release or other public announcement, written or oral, whether in the public press or stockholders' reports (if applicable), or otherwise, relating to the existence of or the performance under this Agreement, without the prior written approval of Purchaser not to be unreasonably withheld or delayed more than ten (10) Business Days.

               (g) Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of any Warrant or any Warrant Shares and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to Company, or in the case of any such mutilation, upon surrender and cancellation of any certificate therefor, Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated security, a new certificate of like nature and number.

               (h) Company will use its best efforts to cause the Warrant Shares to be listed or quoted, when issued and subject to official notice of issuance, on all automated quotation systems on which the Company Common Stock is quoted or listed as of the date hereof, or, for so long as Purchaser or any Registered Holder (as defined in the Warrant) holds any Warrant Shares, on any other national securities exchange on which the Company Common Stock may in the future be listed, including without limitation filing all necessary additional shares notification forms and, with respect to any future listing of the Purchased Shares on any national securities exchange, entering into customary listing applications and agreements with such exchange.

               (i) For so long as Purchaser or any Registered Holder (as defined in the Warrant) holds any Warrant Shares, Company will use its best efforts to maintain the current listing or quotation of the Company Common Stock on the Nasdaq Stock Market-National Market or, if such securities are in the future listed on any national securities exchange, on such exchange.

               (j) For so long as Purchaser or any Registered Holder (as defined in the Warrant) holds any Warrant Shares, Company will use its best efforts to file any periodic or current reports required to be filed by it under the Exchange Act, and will take such further actions within its control as may be reasonably requested by Purchaser and which are required to enable Purchaser to sell the Warrant Shares without registration thereof in accordance with Rule 144 or Rule 144A promulgated under the Securities Act, as amended from time to time (or any similar rules adopted by the Commission after the date hereof); provided, however, that nothing herein
                                          --------  -------
shall require Company to qualify as a foreign corporation or consent to general service of process in any jurisdiction in which it is not otherwise so qualified or required to be qualified or in which it has not already consented to such general service of process.

          8.2 COVENANTS OF Purchaser. Purchaser covenants and agrees that from the date hereof until the Closing Date (and thereafter with respect to any covenant or agreement extending beyond the Closing Date), except as otherwise expressly permitted or required by this Agreement or the Collaboration Agreement or except as otherwise consented to by Purchaser in its writing:

          (a) Purchaser will use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

          (b) As promptly as practicable, Purchaser will file or supply, or cause to be filed or supplied, all applications, notifications, and information required to be filed or supplied by Purchaser pursuant to Applicable Law in connection with this Agreement and the consummation of the transactions contemplated hereby , including, without limitation, all filings required under the HSR Act.

          (c) As promptly as practicable, Purchaser will use all reasonable efforts to obtain, or cause to be obtained, all Consents (including without limitation all Governmental Approvals) that are necessary to be obtained by it in order to consummate the transactions contemplated hereby.

          (d) Purchaser will coordinate and cooperate with Company in exchanging such information and supplying such reasonable assistance as may be reasonably requested by Company in connection with the filings and other actions contemplated by Section 8.1.

          (e) At all times prior to the Closing Date, Purchaser will promptly notify Company in writing of any fact, condition, event or occurrence that will or may result in the failure of any of the conditions contained in Sections 5.2 and 5.3 to be satisfied, promptly upon becoming aware of the same.

          (f) Except as otherwise required by Applicable Law, Purchaser shall not issue any news release or other public announcement, written or oral, whether in the public press or stockholders' reports (if applicable), or otherwise, relating to the existence of or the performance under this Agreement, without the prior written approval of Company not to be unreasonably withheld or delayed more than ten (10) Business Days.

          (g) Purchaser agrees with Company that the certificates evidencing the Warrant, the Warrant Shares, and each certificate issued in transfer or exchange of any of the forgoing, will bear substantially the following legend:

     "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or the securities or blue sky laws of any state, and may not be sold or transferred unless there is an effective registration statement under such Act and any applicable state securities laws covering such securities or such sale or transfer is exempt from the registration and prospectus delivery requirements of such Act and applicable state securities laws. The securities are subject to and entitled to the benefits of a Common Stock Warrant Purchase Agreement and may not be transferred, sold or otherwise disposed of, except as therein provided."

          (h) Purchaser covenants that in no event will it, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any the Warrant or any of the Warrant Shares or any interest therein (or solicit any offers to buy, purchase, or otherwise transfer, acquire or dispose of the Warrant or any of the Warrant Shares or any interest therein) in violation of the Securities Act, the Exchange Act or applicable state or foreign laws and regulations related to the issuance of securities. Furthermore, Purchaser acknowledges that the Company will place a stop transfer or similar notation in its records that the Warrant and the Warrant Shares cannot be transferred absent compliance with the restrictions on transfer described in this Agreement.

     9.   MISCELLANEOUS.

          9.1 WAIVERS AND AMENDMENTS. With the written consent Company and Purchaser, if it is then the Holder of one or more Warrants representing the right to acquire at least fifty percent (50%) of the shares of Company Common Stock represented by the Warrant on the date hereof, subject to adjustment as set forth in the Warrant, or, if not, the Holder or Holders of the Warrant or Warrant Shares thereby adversely affected, the obligations of Company and the rights of the Holders of the Warrant and Warrant Shares under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and
(b) Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders of the Warrant and Warrant Shares and Company. Each Holder of Warrant Shares shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or its status as a Holder of the Warrant, including, without limitation, the right to consent to the waiver of any obligation of Company under this Agreement and to enter into an agreement with Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders of Warrant Shares with respect to exercising or refraining from exercising any such right or rights.

          9.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be personally delivered (professional courier such as Federal Express acceptable) to, or mailed by first class air mail, postage prepaid, addressed to:

               (a) If to any Holder of any of the Warrant or any Warrant Shares other than Purchaser, addressed to such Holder at such address as such Holder may specify by written notice to Company, or

               (b) If to Company, to Heska Corporation, 1825 Sharp Point Drive, Fort Collins, Colorado 80525, Attention: President, with a copy to the General Counsel of Company at the address of Company, or at such other address as Company may specify by written notice to Purchaser, or

               (c) if to Purchaser, to Ralston Purina Company, Checkerboard Square, St. Louis, Missouri 63164, Attention: James Neville, Esq.,General Counsel, or such other address as the Purchaser shall have furnished to the Company pursuant hereto, with a copy to Stanley Rea, Esq., Pet Products Division Counsel.

          9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of three (3) years following the Closing, except that the representations and warranties of Company set forth in Sections 6.6 and 6.7 hereof shall survive the Closing of the transactions contemplated hereby for a period of one (1) year.

         9.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, including any permitted Holder of the Warrant.

         9.5 GOVERNING LAW. This Agreement and the Warrant shall be governed by and construed under the laws of the State of Delaware, without regard to the provisions thereof concerning the application of the laws of other jurisdictions.

         9.6 ENTIRE AGREEMENT. This Agreement and the Warrant shall constitute the full and entire understanding and agreement between the parties with regard to the subject hereof and shall supersede any prior agreements or representations, whether written or oral, with respect to the subject matter hereof.

         9.7 EXPENSES. Company and Purchaser shall each bear their own expenses, fees and costs (including attorneys', auditors' and financing commitment fees and any filing fees payable under the HSR Act) in connection with the transactions contemplated hereby, including the preparation, execution, and delivery of this Agreement, the issuance of the Warrant and compliance herewith, whether or not the transactions contemplated hereby shall be consummated. in connection with the consummation of this transaction.

          9.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Common Stock Warrant Purchase Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written,

                              RALSTON PURINA COMPANY, a Missouri corporation.



                              By  /s/ W. Patrick McGinnis
                                ------------------------------------------
                                 Its: Co-Chief Executive Officer



                              HESKA CORPORATION:




                              By /s/ Fred M. Schwarzer
                                ------------------------------------------
                                 Its: President and CEO

                                    ANNEX A
                                    -------

     THE WARRANT REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED ON JULY 30, 1998, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A COMMON STOCK WARRANT PURCHASE AGREEMENT DATED JULY 29, 1998. THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH WARRANT UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE REGISTERED HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                               HESKA CORPORATION

              WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
              --------------------------------------------------

Date of Issuance: July 30, 1998                           Certificate No. W-RP-1

          For value received, Heska Corporation, a Delaware corporation (the "Company"), hereby grants to Ralston Purina Company, a Missouri corporation ("Purchaser"), or its registered assigns (together with the Purchaser, the "Registered Holder"), the right to purchase from the Company One Million One Hundred Sixty Five Thousand Five Hundred Ninety Two (1,165,592) shares of Common Stock at the Warrant Purchase Price (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is issued pursuant to the terms of the Common Stock Warrant Purchase Agreement of even date (the "Agreement"), among the Company and the Purchaser. Certain capitalized terms used herein are defined in Section 4 hereof. Capitalized terms used but not otherwise defined herein shall have the meanings set forth for such terms in the Agreement.

          This Warrant is subject to the following provisions:

          Section 1. Exercise of Warrant.
                     -------------------

          1A.  Exercise Period.  The Registered Holder may exercise, in whole or
               ---------------
in part , the purchase rights represented by this Warrant at any time and from time to time (i) beginning after the Date of Issuance, (ii) up to and including the third anniversary of such date (the "Exercise Period").

          1B.  Exercise Procedure.
               ------------------

               (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                    (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant;

                    (b)  this Warrant;

                    (c) if this Warrant is not registered in the name of the Registered Holder, an Assignment or Assignments in the form set forth in
     Exhibit II hereto evidencing the assignment of this Warrant to the
     ----------
     Registered Holder in which case the Registered Holder shall have complied with the provisions set forth in Section 6 hereof; and

                    (d) a certified check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price").

          (ii) Certificates for Warrant Shares purchased upon exercise of this Warrant shall be delivered by the Company or the transfer agent and registrar of the Company Common Stock to the Registered Holder within ten (10) Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such ten-day period, deliver such new Warrant to the Registered Holder designated for delivery in the Exercise Agreement. The Company shall not issue any fractional share of Common Stock upon exercise of this Warrant. Instead, the Company shall deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the Current Market Price (as defined in Section 4 below) of one full share of Common Stock on the last trading date prior to the Exercise Time by the fraction of a share and rounding the result to the nearest cent.

          (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

          (iv) In case the Exercise Agreement specifying the name or names in which the Registered Holder wishes the certificate or certificates for Warrants or Warrant Shares to be issued shall specify a name or names other than that of such Registered Holder, or in case any

Registered Holder otherwise wishes to assign all or any part of this Warrant, such Exercise Agreement or Assignment shall be accompanied by the payment of all transfer, issuance, documentary stamp or other taxes and duties payable upon issuance and delivery of the Warrant Shares or upon such assignment in such name or names.

               (v) The Company shall not close its books against the transfer of this Warrant or any Warrant Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

               (vi) The Company shall reasonably assist and cooperate with any Registered Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

               (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock or other shares of capital stock of the Company as from time to time may be issuable upon the full exercise of this Warrant. All Warrant Shares or other securities which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and encumbrances, other than those imposed by the Agreement, those incurred or suffered by Purchaser or a Registered Holder, and restrictions imposed under applicable federal and state securities laws. The Company shall take all reasonable actions as may be necessary to assure that all such Warrant Shares may be so issued without violation of any applicable federal securities law or any requirements of any domestic securities exchange upon which the Warrant Shares may be listed (except for official notice of issuance which shall be delivered by the Company upon each such issuance).

          1C.  Exercise Agreement.   Upon any exercise of this Warrant, the
               ------------------
Exercise Agreement in the form set forth in Exhibit I hereto shall be completed,
                                            ---------
executed and delivered to Company, except that if the Warrant Shares are not to be issued in the name of the Registered Holder in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Registered Holder or other permitted Person to whom the certificates for the Warrant Shares are to be issued, and if the number of Warrant Shares to be issued does not include all the Warrant Shares purchasable hereunder, it shall also state the name of the Person to whom a new Warrant certificate for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

     Section 2.   Certain Adjustments.  The number of  Warrant Shares obtainable
                  -------------------
upon exercise of this Warrant, and the Exercise Price, shall be subject to adjustment from time to time as provided in this Section 2.

          2A.  Adjustment of Exercise Price for Changes in Capital Stock.  If at
               ---------------------------------------------------------
any time after the Date of Issue and during the Exercise Period the Company:
(i) subdivides its outstanding shares of Common Stock into a greater number of shares; (ii) combines its outstanding shares of Common Stock into a smaller number of shares; (iii) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or in other shares of its capital stock or in evidences of indebtedness of Company or other property of Company (other than cash); or (iv) issues by reclassification of its Common Stock any shares of its capital stock, then, in each such case, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Registered Holder may receive upon exercise of this Warrant and payment of the same aggregate consideration the number of shares of Common Stock of the Company which the Registered Holder would have owned immediately following such action if such Registered Holder had exercised this Warrant immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution, immediately after the effective date in the case of a subdivision, combination or reclassification, and immediately after the effective date with respect to all other events resulting in an adjustment hereunder.

          2B.  Adjustment for Reorganization, Consolidation, Merger or Sale. If
               ------------------------------------------------------------
at any time after the Date of Issue and prior to the expiration of the Exercise Period, the Company consummates any capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock or reclassification set forth in paragraph 2A above) or in the event of any consolidation or merger of the Company with or into another unaffiliated corporation (other than a merger in which the Company is the continuing corporation and does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant ) or in the event of any sale, lease, transfer or conveyance to another unaffiliated corporation of the property or assets of the company as an entirety or substantially as an entirety (each such event being referred to herein as an "Organic Change"), then prior to the consummation of such Organic Change, the Company will utilize its commercially reasonable best efforts to make appropriate provision to be made so that the Registered Holders of the Warrant who has not elected to exercise such Warrant shall thereafter have the right, by exercising the Warrant, to acquire and receive in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore acquirable and receivable upon the exercise of such Registered Holder's Warrant, such shares of stock, securities, properties or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of such Registered Holder's Warrant had such capital reorganization or Organic Change not taken place, and, if such provision is not agreed to by the acquiring Person or if it is a condition to such transaction that it be accounted for as a "pooling of interests" or as a tax free reorganization and such provision would cause, in the opinion of Company's or the acquiring Person's accountants or tax counsel, the failure of such condition, then Company shall in lieu of such provision provide notice to such Registered Holder of such Organic Change so that the Registered Holders will have opportunity to exercise the Warrant prior to consummation of such Organic Change.

          2C.  Deferral of Issuance or Payment. In any case in which an event
               -------------------------------
covered by Section 2A shall require that an adjustment in the Exercise Price be made effective as of a record date or an effective date, the Company may elect to defer until consummation of such event (i) issuing to the Registered Holder, if this Warrant is exercisable after such record or effective date, the shares of Common Stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Registered Holder by check any amount in lieu of the issuance of fractional shares pursuant to Section 1B(ii) hereof.

          2D.  When No Adjustment Required. No adjustment need be made pursuant
               ---------------------------
to this Section 2 or otherwise for (i) a change in the par value of the Common Stock (ii) in connection with the issuance of Warrant Shares upon exercise of the Warrant.

          Section 3.  Certificates, Notices and Consents.
                      ----------------------------------

          3A.  Certificates.  Upon the occurrence of any event requiring
               ------------
adjustments of the Exercise Price or number or kind of shares subject to this Warrant pursuant to Section 2, the Company shall mail to the Registered Holders a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such proposed adjustment was calculated, specifying the adjusted Exercise Price or number or kind of shares subject to this Warrant after giving effect to the proposed adjustments.

          3B.  Failure and Defects.  Failure to file any certificate or to mail
               -------------------
any notice, or any defect in any certificate or notice, pursuant to Section 3A, shall not affect the legality or validity of the adjustment of the Exercise Price or number or kind of Warrant Shares subject to this Warrant pursuant to
Section 2, or otherwise affect the legality or validity of any action required to be set forth in such certificate or notice.

          Section 4.  Definitions. The following terms have meanings set forth
                      -----------
below:

          "Common Stock" shall mean the Company's currently authorized shares of
           ------------
common stock, par value $.001 per share, together with any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary dissolution or winding up of the Company. However, subject to the provisions of Section 2A hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification thereof.

          "Current Market Price" shall mean, with respect to a specific date,
           --------------------
the last reported sales price of the Common Stock in the over-the-counter market, as reported by NASDAQ or, if listed on a national securities exchange on the date of determination, the last reported sales price of the Common Stock on such exchange, or if there are no transactions in the Common Stock on such day then the Current Market Price shall be the last sales price on the over-the-counter market or on such exchange, as the case may be, on the last preceding day on which there was a transaction in the Common Stock. In the event the Common Stock is not so listed or traded on a date such Current Market Price is to be determined, the Current Market Price shall be determined by the Company and the Registered Holders of Warrants to purchase not less than fifty percent (50%) of the Warrant Shares subject to issuance at such time, or if the parties cannot so agree, then such Current Market Price shall be determined on the basis of the an average of the fair market values as of such date as determined by two or more independent and well-qualified experts in the appraisal of stock values reasonably acceptable to Purchaser and Company.

          "Date of Issuance" shall mean the date of initial issuance of the
           ----------------
Warrant shown on the first page of this Warrant, regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

          "Registered Holder" with respect to the Warrant means the Person who
           -----------------
is reflected as the holder thereof on the register maintained by the Company or the transfer agent and registrar of the Common Stock for such purpose and "Registered Holders" at any time means all Registered Holders of Warrants.

          "Warrant Purchase Price" shall have the meaning assigned to it in the
           ----------------------
Agreement.

          "Warrant Shares" means the Common Stock of the Company issuable upon
           --------------
exercise of the Warrant; provided that if there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrant as provided in Section 2 herein if such security is issuable in shares, or shall mean the units in which such security is issuable if such security is not issuable in shares.

          All other terms defined elsewhere in this Warrant shall have the meanings defined herein. All capitalized terms not defined herein and defined in the Agreement shall have the meanings ascribed to such terms in the Agreement.

          Section 5.  Rights of the Registered Holders.  No Registered Holder
                      --------------------------------
(including without limitation Purchaser) shall by virtue of hereof, and nothing in this Warrant or the interest represented hereby or the Warrant Shares issuable purchasable hereunder, or the Agreement, shall entitle the Registered Holder or other holder hereof to, exercise any rights as a stockholder of Company, either at law or equity, until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms. The rights of the Registered Holders shall be limited to those set forth in this Warrant and the Agreement. Without limiting the generality of the foregoing, no Registered Holder or other holder of this Warrant shall or shall be entitled to exercise any rights to vote or consent or receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the Warrant Shares.

          Section 6.  Warrant Transferable.  Subject to the transfer conditions
                      --------------------
referred to in the legend endorsed hereon and subject to the terms and conditions of the Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal
                                             ----------
office of the Company and compliance with the terms of the Agreement.

          Section 7.  Warrant Exchangeable for Different Denominations.  This
                      ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrant."

          Section 8.  Replacement.  Upon receipt of an affidavit reasonably
                      -----------
satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such certificate, the Company shall, at the expense of the Registered Holder, execute and deliver in lieu of such certificate a new certificate of like tenor and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 9.  Notices. Except as otherwise expressly provided herein,
                      -------
all notices referred to in this Warrant shall be in writing and shall be delivered as set forth in the Agreement.

          Section 10. Amendment and Waiver. Except as otherwise expressly
                      --------------------
provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, in accordance with the provisions of Section 9.1 of the Agreement.

          Section 11. Descriptive Headings; Governing Law. The descriptive
                      -----------------------------------
headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. All issues concerning the relative rights of the Company and its stockholders and other internal corporate affairs of the Company and all other questions concerning the construction, validity, and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the internal laws of any jurisdiction other than as set forth herein..

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated the date first set forth above.

                              HESKA CORPORATION, a Delaware corporation


                              By:______________________________________
                                 Its:  President

                                                                       EXHIBIT I
                                                                       ---------


                              EXERCISE AGREEMENT
                              ------------------

To:                                 Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-RP-1, hereby agrees to subscribe for the purchase of _____________ Warrant Shares covered by such Warrant and makes payment herewith in full at the price per share provided by such Warrant.


                         Signature__________________________________

                         Name (Printed)_____________________________

                         Address       _____________________________

                                       _____________________________

                                                                      EXHIBIT II
                                                                      ----------


                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, _______________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-RP-1) with respect to the number of Warrant Shares covered thereby set forth below, unto:


Name of Assignee         Address         No. of Warrant Shares
----------------         -------         ---------------------



Dated:                        Signature______________________________________

                                 Name (Printed)______________________________

                                 Address       ______________________________

                                        _____________________________________

                                        _____________________________________